EXHIBIT 10.6

AMENDMENT NO. 6 TO AMENDED AND RESTATED CREDIT AGREEMENT
and
AMENDMENT NO. 1 TO GUARANTY

This AMENDMENT NO. 6 TO AMENDED AND RESTATED CREDIT AGREEMENT and AMENDMENT NO. 1 to GUARANTY, dated as of May 8, 2017 (this “Agreement”; capitalized terms used herein without definition having the meanings provided in Article I), is entered into among SNYDER’S-LANCE, INC., a North Carolina corporation (the “Borrower”), each of the Subsidiaries of the Borrower party hereto as Guarantors (the “Guarantors”), each Lender party hereto and BANK OF AMERICA, N.A., as administrative agent (in such capacity, the “Administrative Agent”) for the Lenders.
PRELIMINARY STATEMENTS:
The Borrower, the Lenders and the Administrative Agent are parties to that certain Amended and Restated Credit Agreement dated as of May 30, 2014, as amended by Amendment No. 1 dated as of June 24, 2014, Amendment No. 2 dated as of December 4, 2014, Amendment No. 3 dated as of December 16, 2015, Amendment No. 4 dated as of January 19, 2016 and Amendment No.5 dated as of February 27, 2017, among the Borrower, the Lenders party thereto and the Administrative Agent (as so amended, the “Credit Agreement”).
The Guarantors and the Administrative Agent are parties to that certain Guaranty Agreement dated as of December 16, 2015 (the “Guaranty”) pursuant to which the Guarantors have guaranteed the Obligations.
The Borrower has advised the Administrative Agent and the Lenders that it desires to amend certain provisions of the Credit Agreement and the Guarantors have advised the Administrative Agent that they desire to amend certain provisions of the Guaranty, in each case, as set forth below, and the Administrative Agent and the Lenders (the “Consenting Lenders”) signatory hereto are willing to effect such amendments on the terms and conditions contained in this Agreement.
NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each party to this Agreement agrees, as follows:
ARTICLE I
DEFINITIONS
1.01    Definitions. The following terms (whether or not underscored) when used in this Agreement, including its preamble and recitals, shall have the following meanings (such definitions to be equally applicable to the singular and plural forms thereof):
“Administrative Agent” is defined in the Preamble.
“Agreement” is defined in the Preamble.

89524262_3

“Agreement Effective Date” means the date on which the conditions precedent to the effectiveness of this Agreement as specified in Article III herein have been satisfied.
“Borrower” is defined in the Preamble.
“Credit Agreement” means the Credit Agreement, as amended by this Agreement, as the same may hereafter be further amended, amended and restated, supplemented or otherwise modified.
“Guarantors” is defined in the Preamble.
“Consenting Lenders” is defined in the Preliminary Statements.
“Lender” means each lender from time to time party to the Credit Agreement.
1.02    Other Definitions. Unless otherwise defined herein or the context otherwise requires, terms used in this Agreement, including its preamble and recitals, have the meanings provided in the Credit Agreement.
1.03    Other Interpretive Provisions. The rules of construction in Sections 1.02 and 1.03 of the Credit Agreement shall be equally applicable to this Agreement.
ARTICLE II
AMENDMENTS
2.01    Amendments to Credit Agreement. Effective as of the Agreement Effective Date, the Credit Agreement is hereby amended as follows:
(a)    Section 1.01 of the Credit Agreement. Section 1.01 of the Credit Agreement is amended by adding the following definition:
““Amendment No. 6 Effective Date” means May 8, 2017”.
(b)    Section 1.01 of the Credit Agreement. Section 1.01 of the Credit Agreement is amended by adding the following after clause (vi) in the definition of EBITDA:
“and; (vii) non-recurring costs and expenses paid in cash in an amount not to exceed $20,000,000 during the lifetime of this Agreement;’
(c)    Section 1.01 of the Credit Agreement. Section 1.01 of the Credit Agreement is amended by deleting the definition of “Guarantor” in its entirety and substituting in lieu thereof the following:
“Guarantor” means, collectively, (a) all existing and future, direct and indirect, Domestic Subsidiaries of the Borrower that are Wholly-Owned Subsidiaries (other than any Excluded Subsidiary) and (b) with respect to (i) Obligations owing by any Loan Party or any Subsidiary of a Loan Party (other than the Borrower) under any Hedge Agreement and (ii) the payment

89524262_3

and performance by each Specified Loan Party of its obligations under the Guaranty with respect to Swap Obligations, the Borrower.
(d)    Section 1.01 of the Credit Agreement. Section 1.01 of the Credit Agreement is amended by deleting the definition of “Obligations” in its entirety and substituting in lieu thereof the following:
“Obligations” means all advances, debts, liabilities, obligations, covenants and duties arising under, (a) any Loan Document owing by any Loan Party to any Lender, Issuing Lender, the Administrative Agent or any other Indemnified Person, (b) any Hedge Agreement by any Loan Party, in all cases whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, or now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party or any Affiliate thereof of any Insolvency Proceeding naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding; provided, however, that the “Obligations” of a Loan Party shall exclude any Excluded Swap Obligations with respect to such Loan Party.
(e)    Section 1.01 of the Credit Agreement. Section 1.01 of the Credit Agreement is amended by adding the following definitions in the proper alphabetical order:
“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.
“Excluded Swap Obligation” means, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the Guaranty of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any Guaranty thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act (determined after giving effect to Section 27 of the Guaranty and any other “keepwell, support or other agreement” for the benefit of such Guarantor and any and all guarantees of such Guarantor’s Swap Obligations by other Loan Parties) at the time the Guaranty of such Guarantor, or a grant by such Guarantor of a security interest, becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guaranty or security interest is or becomes excluded in accordance with the first sentence of this definition.

89524262_3

“Hedge Agreement” means any Swap Contract permitted under Article VIII that is entered into by and between any Loan Party and any Hedge Bank.
“Hedge Bank” means any Person that, at the time it enters into a Swap Contract permitted under Article VIII, is a Lender or an Affiliate of a Lender, in its capacity as a party to such Swap Contract.
“Specified Loan Party” means any Loan Party that is not an “eligible contract participant” under the Commodity Exchange Act (determined prior to giving effect to Section 27 of the Guaranty)
“Swap Obligations” means with respect to any Guarantor any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.
(f)    Section 8.01 of the Credit Agreement. Section 8.01(a) of the Credit Agreement is amended by deleting Section 8.01(a) in its entirety and substituting in lieu thereof the following:
    “(a)    Total Debt to EBITDA Ratio. The Borrower shall not permit the Total Debt to EBITDA Ratio at any time for any Computation Period to be greater than the ratio set forth below opposite such period:

Computation Period Ending	Maximum Total Debt to EBITDA
From Amendment No. 3 Effective Date through the first fiscal quarter in 2018:	4.25 to 1.0
For the second fiscal quarter in 2018:	4.00 to 1.0
For the third fiscal quarter in 2018:	3.75 to 1.0
Each fiscal quarter thereafter:	3.50 to 1.0
provided, however, thereafter, at such time as the maximum Total Debt to EBITDA ratio permitted is 3.50 to 1.0, following a Material Acquisition, the maximum Total Debt to EBITDA Ratio permitted by this Section 8.01(a) shall be increased by 0.25 for the four consecutive Computation Periods following such Material Acquisition.”
(g)    Other Loan Documents. From and after the Agreement Effective Date, each reference to the Credit Agreement in any Loan Document shall be a reference to the Credit Agreement, as amended by this Agreement, as the same may hereafter be further amended, amended and restated, supplemented or otherwise modified.
2.02    Amendments to Guaranty. Effective as of the Agreement Effective Date, the Guaranty is hereby amended as follows:

89524262_3

(a)    Section 1 of the Guaranty. Section 1 of the Guaranty is amended by adding at the end of the definition of “Guaranteed Liabilities” the following proviso:
“provided that the “Guaranteed Liabilities of any Guarantor shall exclude any Excluded Swap Obligations with respect to such Guarantor.”
(b)    A new Section 27 is added to the Guaranty in its proper order, with such new Section 27 to read as follows:
27.    Keepwell. Each Guarantor that is a Qualified ECP Guarantor (as defined below) at the time the Guaranty or the grant of the security interest under the Loan Documents, in each case, by any Specified Loan Party, becomes effective with respect to any Swap Obligation, hereby jointly and severally, absolutely, unconditionally and irrevocably undertakes to provide such funds or other support to each Specified Loan Party with respect to such Swap Obligation as may be needed by such Specified Loan Party from time to time to honor all of its obligations under this Guaranty and the other Loan Documents in respect of such Swap Obligation (but, in each case, only up to the maximum amount of such liability that can be hereby incurred without rendering such Qualified ECP Guarantor’s obligations and undertakings under this Article 27 voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations and undertakings of each Qualified ECP Guarantor under this Section shall remain in full force and effect until the Obligations have been indefeasibly paid and performed in full. Each Qualified ECP Guarantor intends this Section to constitute, and this Section shall be deemed to constitute, a guarantee of the obligations of, and a “keepwell, support, or other agreement” for the benefit of, each Specified Loan Party for all purposes of the Commodity Exchange Act. “Qualified ECP Guarantor” shall mean, at any time, each Loan Party with total assets exceeding $10,000,000 or that qualifies at such time as an “eligible contract participant” under the Commodity Exchange Act and can cause another person to qualify as an “eligible contract participant” at such time under §1a(18)(A)(v)(II) of the Commodity Exchange Act.
ARTICLE III
CONDITIONS PRECEDENT
3.01    Conditions to Effectiveness. This Agreement is subject to the provisions of Section 11.01 of the Credit Agreement, and shall become effective, when, and only when, each of the following conditions shall have been satisfied:

89524262_3

(a)    Deliveries. The Administrative Agent shall have received all of the following documents, each such document (unless otherwise specified) dated the Agreement Effective Date and, each in form and substance satisfactory to the Administrative Agent:
(i)    Agreement. Counterparts of this Agreement executed by the Borrower, the Guarantors, the Administrative Agent and the Required Lenders; and
(ii)    Officer’s Certificate. A certificate executed by a Responsible Officer of the Borrower, dated as of the Agreement Effective Date, certifying that:
(A)    the representations and warranties of the Loan Parties contained in Sections 6.01, 6.02, 6.04, 6.08, 6.13, 6.20 and 6.21 of the Credit Agreement are accurate and complete in all respects on and as of such date, as though made on and as of such date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are accurate and complete in all respects as of such earlier date;
(B)    no Event of Default or Unmatured Event of Default exists or would result from the effectiveness of this Agreement; and
(C)    since December 31, 2016, no event or condition has occurred or could reasonably be expected to occur that, either individually or in the aggregate, has resulted or could reasonably be expected to result in a Material Adverse Effect.
(b)    Amendment No. 3 to Credit Agreement and Amendment No. 1 to Guaranty. Amendment No. 3 to Credit Agreement and Amendment No. 1 to Guaranty dated as of even date herewith among the Borrower, the Guarantors, the lenders party thereto and Bank of America, N.A., as administrative agent, shall have become effective.
(c)    Consent Fee. The Administrative Agent shall have received, for the ratable account of each Consenting Lender that has executed and delivered a counterpart hereof to the Administrative Agent on or prior to 5:00 p.m. Eastern Time on May 5, 2017 (the “Deadline”), a fee equal to 0.10% of such Lender’s outstanding Loans on the Agreement Effective Date (such fees, the “Consent Fees”) . The Consent Fees shall be payable in U.S. dollars in immediately available funds as directed by the Administrative Agent, free and clear of and without deduction for any and all present or future applicable taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto (with appropriate gross-up for withholding taxes). Once paid, no Consent Fees shall be refundable under any circumstances. For the avoidance of doubt, no Consent Fee shall be payable to any Lender that does not consent to this Agreement prior to the Deadline.
(d)    Other Fees. The Borrower shall have paid the fees set forth in that certain letter agreement dated May 3, 2017 between the Borrower and Merrill, Lynch, Pierce, Fenner & Smith Incorporated.

89524262_3

(e)    Costs and Expenses. The Administrative Agent shall have received payment for the costs and expenses required to be reimbursed on or before the Agreement Effective Date pursuant to Section 5.04 hereof.
(f)    Consent of the Guarantors. Each Guarantor hereby consents, acknowledges and agrees to the amendments set forth herein and hereby confirms and ratifies in all respects the Guaranty to which such Guarantor is a party (including without limitation the continuation of such Guarantor’s payment and performance obligations thereunder upon and after the effectiveness of this Agreement and the amendments to the Credit Agreement and the Guaranty contemplated hereby) and the enforceability of such Guaranty against such Guarantor in accordance with its terms.
ARTICLE IV
REPRESENTATIONS AND WARRANTIES
In order to induce the Lenders to enter into this Agreement, the Borrower hereby represents and warrants to the Administrative Agent and each Lender for itself and each of its Subsidiaries that on and as of the Agreement Effective Date after giving effect to this Agreement:
4.01    Due Authorization; No Conflict. The execution and delivery by the Borrower of this Agreement and the performance by the Borrower of this Agreement and the Credit Agreement have been duly authorized by all necessary corporate or other organizational action of the Borrower, and do not and will not: (a) contravene the terms of the Borrower’s Organization Documents; (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, or require any payment to be made under (i) any document evidencing any material Contractual Obligation to which the Borrower or any of its Subsidiaries is a party or (ii) any order, injunction, writ or decree of any Governmental Authority to which the Borrower or any of its Subsidiaries or any of its or their property is subject; or (c) violate any Requirement of Law.
4.02    Enforceability. Each of this Agreement and the Credit Agreement constitute a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability.
4.03    Credit Agreement Representations. The representations and warranties of the Borrower contained in Article VI of the Credit Agreement are true and correct in all material respects (except, if such representation or warranty is qualified by materiality, Material Adverse Effect or a similar concept applies, such representation or warranty is true and correct in all respects) on and as of the Agreement Effective Date with the same effect as if made on and as of such Agreement Effective Date (except to the extent such representations and warranties expressly refer to an earlier date, in which case they shall be true and correct in all material respects (except, if such representation or warranty is qualified by materiality, Material Adverse Effect or a similar concept applies, such representation or warranty is true and correct in all respects) as of such earlier date).

89524262_3

4.04    No Default. No Event of Default or Unmatured Event of Default has occurred and is continuing or resulted from the consummation of the transactions contemplated by this Agreement.
ARTICLE V
MISCELLANEOUS
5.01    Loan Document. This Agreement is a Loan Document executed pursuant to the Credit Agreement and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions thereof.
5.02    Lender Consent. For purposes of determining compliance with the conditions specified in Section 3.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required hereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Agreement Effective Date specifying its objection thereto.
5.03    Effect of Agreement. (0) The Credit Agreement, as specifically amended or otherwise modified by this Agreement, is and shall continue to be in full force and effect and is hereby in all respects ratified and confirmed.
(a)    The execution, delivery and effectiveness of this Agreement shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under the Credit Agreement, nor constitute a waiver of any provision of the Credit Agreement.
5.04    Costs and Expenses. The Borrower agrees to pay all costs and expenses of the Administrative Agent in connection with the preparation, execution and delivery of this Agreement and the other instruments and documents to be delivered hereunder (including, without limitation, the reasonable fees and expenses of counsel for the Administrative Agent) in accordance with the terms of Section 11.04 of the Credit Agreement.
5.05    Section Captions. Section captions used in this Agreement are for convenience of reference only, and shall not affect the construction of this Agreement.
5.06    Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Agreement by telecopy or other electronic means shall be effective as delivery of a manually executed counterpart of this Agreement.
5.07    Severability. The illegality or unenforceability of any provision of this Agreement or any instrument or agreement required hereunder shall not in any way affect or impair the legality

89524262_3

or enforceability of the remaining provisions of this Agreement or any instrument or agreement required hereunder.
5.08    Certain Provisions. The provisions of Sections 11.14(b) and 11.15 of the Credit Agreement are hereby incorporated by reference.
[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

BORROWER:	SNYDER’S-LANCE, INC. By: /s/ Alexander W. Pease Name: Alexander W. Pease Title: Executive Vice President and Chief Financial Officer

89524262_3

GUARANTORS:
S-L SNACKS NATIONAL, LLC
S-L DISTRIBUTION COMPANY, INC.
S-L SNACKS IN, LLC
S-L SNACKS FL, LLC
S-L SNACKS MA, LLC
S-L SNACKS PA, LLC
S-L SNACKS AZ, LLC
S-L SNACKS LOGISTICS, LLC
S-L SNACKS OH, LLC
S-L SNACKS EU, LLC
BAPTISTA’S BAKERY, INC.
S-L SNACKS NC, LLC
S-L SNACKS GA, LLC
SNACK FACTORY, LLC
PRINCETON VANGUARD, LLC

By: /s/ Alexander W. Pease
Name: Alexander W. Pease
Title: Executive Vice President and Chief
               Financial Officer

89524262_3

BANK OF AMERICA, N.A., as the Administrative Agent

By: /s/ Bridgett J. Manduk Mowry
Name: Bridgett J. Manduk Mowry
Title: Vice President

BANK OF AMERICA, N.A., as a Lender

By: /s/ J. Casey Cosgrove
Name: J. Casey Cosgrove
Title: Director

COBANK, ACB, as a Lender

By: /s/ Patrick Keleher
Name: Patrick Keleher
Title: Vice President

MANUFACTURERS AND TRADERS TRUST COMPANY, as a Lender

By: /s/ Keith A. Mummert
Name: Keith A. Mummert
Title: Vice President

TD BANK, N.A., as a Lender

By: /s/ Alan Garson
Name: Alan Garson
Title: Senior Vice President

89524262_3

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Lender

By: /s/ Dan Beckwith
Name: Dan Beckwith
Title: Vice President

BRANCH BANKING AND TRUST COMPANY, as a Lender

By: /s/ Kenneth M. Blackwell
Name: Kenneth M. Blackwell
Title: Senior Vice President

PNC BANK, NATIONAL ASSOCIATION, as a Lender

By: /s/ Jessica F. Sidhom
Name: Jessica F. Sidhom
Title: Managing Director

CITIZENS BANK OF PENNSYLVANIA, as a Lender

By: /s/ Edward A. Tosti
Name: Edward A. Tosti
Title: Senior Vice President

AGFIRST FARM CREDIT BANK

By: /s/ Matt Jeffords
Name: Matt Jeffords
Title: Vice President

89524262_3

AMERCIAN AGCREDIT, FLCA

By: /s/ Bradley K. Leafgren
Name: Bradley K. Leafgren
Title: Vice President

FARM CREDIT EAST, ACA

By: /s/ Kerri Sears
Name: Kerri Sears
Title: Vice President

FARM CREDIT WEST, FLCA

By: /s/ Ben Madonna
Name: Ben Madonna
Title: Vice President

NORTHWEST FARM CREDIT SERVICES, FLCA

By: /s/ Jeremy A. Roewe
Name: Jeremy A. Roewe
Title: Vice President

89524262_3